Exhibit 3.2

CERTIFICATE OF ELIMINATION

OF

SERIES D CONVERTIBLE PREFERRED STOCK AND

SERIES E CONVERTIBLE PREFERRED STOCK,

EACH A SERIES OF PREFERRED STOCK

OF

ALLENA PHARMACEUTICALS, INC.

(Pursuant to Section 151(g) of the
Delaware General Corporation Law)

ALLENA PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions respecting Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Convertible Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Convertible Preferred Stock”), each a series of preferred stock of the Corporation, were duly adopted by the Corporation’s Board of Directors (the “Board of Directors”):

WHEREAS: On May 4, 2022, the Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”) with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law (the “DGCL”) designating 1,436.0688 shares of the Corporation’s authorized preferred stock as Series D Convertible Preferred Stock.

WHEREAS: On May 4, 2022, the Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E Certificate of Designation”) with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the Delaware General Corporation Law (the “DGCL”) designating 1,436.0688 shares of the Corporation’s authorized preferred stock as Series E Convertible Preferred Stock.

RESOLVED: That no shares of the Series D Convertible Preferred Stock are outstanding and that no shares of the Series D Convertible Preferred Stock will be issued subject to the Series D Certificate of Designation.

RESOLVED: That no shares of the Series E Convertible Preferred Stock are outstanding and that no shares of the Series E Convertible Preferred Stock will be issued subject to the Series E Certificate of Designation.

RESOLVED: That pursuant to the authority conferred upon the Board of Directors by the provisions of the Corporation’s Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and by Section 151(g) of the DGCL, the Board of Directors hereby eliminates the Series D Convertible Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Series D Certificate of Designation be eliminated from the Charter.

RESOLVED: That pursuant to the authority conferred upon the Board of Directors by the provisions of the Charter and by Section 151(g) of the DGCL, the Board of

Directors hereby eliminates the Series E Convertible Preferred Stock authorized by the Corporation, none of which is currently outstanding and none of which will be issued in the future, and that all matters set forth in the Series E Certificate of Designation be eliminated from the Charter.

RESOLVED: That the Corporation’s officers be, and each of them hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a certificate pursuant to Sections 103 and 151(g) of the DGCL setting forth these resolutions in order to eliminate from the Charter all matters set forth in the Series D Certificate of Designation and the Series E Certificate of Designation and all such other documents, supplements, exhibits and further information with respect thereto, in such form and with respect to such matters as the officer or officers so acting (individually or by power of attorney) may deem necessary or desirable.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be executed to be signed by its duly authorized officer this 12th day of July, 2022.

ALLENA PHARMACEUTICALS, INC.

By: /s/ Louis Brenner, M.D.

Name: Louis Brenner, M.D.

Title: Chief Executive Officer